EXHIBIT 23.1
                    THE CHILDREN'S PLACE RETAIL STORES, INC.

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 1, 2001 included in this Annual Report on Form 10-K of The Children's Place Retail Stores, Inc. into the Company's previously filed Registration Statement on Form S-8 (File Number 333-47065).

ARTHUR ANDERSEN LLP

New York, New York
May 2, 2001